EXHIBIT 11


                         COMMUNITY FINANCIAL CORPORATION
                           For the Three Months Ended

                                  September 30, 1998              September 30, 1997
                            ------------------------------  ------------------------------
                                       Weighted                        Weighted
                                       Average   Per-Share             Average   Per Share
                             Income     Shares     Amount    Income     Shares     Amount
                            --------  ---------  ---------  --------  ---------  ---------
Basic EPS

Income available to
 common stockholders .....  $373,143  2,569,837    $0.14    $329,204  2,550,746    $0.13

Effect of Dilutive
  Securities

Options ..................        --     20,494       --          --      15,248      --

Diluted EPS

Income available to
  common stockholders ....  $373,143  2,590,331    $0.14    $329,204  2,565,994    $0.13


                         COMMUNITY FINANCIAL CORPORATION
                            For the Six Months Ended

                                  September 30, 1998              September 30, 1997
                            ------------------------------  ------------------------------
                                       Weighted                        Weighted
                                       Average   Per-Share             Average   Per Share
                             Income     Shares     Amount    Income     Shares     Amount
                            --------  ---------  ---------  --------  ---------  ---------
Basic EPS

Income available to
 common stockholders .....  $879,503  2,567,181    $0.34    $824,377  2,550,728    $0.33

Effect of Dilutive
  Securities

Options ..................        --     37,740       --          --      15,651      --

Diluted EPS

Income available to
  common stockholders ....  $879,503  2,604,921    $0.34    $824,377  2,566,379    $0.33